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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of IVI Checkmate Corp. for the registration of 146,409 shares of its common stock and to the inclusion therein of our reports, dated February 12, 1999, with respect to the consolidated financial statements of IVI Checkmate Corp. and the financial statements of National Transaction Network, Inc. as of and for the year ended December 31, 1998, included therein.

                                      ERNST & YOUNG LLP



Atlanta, Georgia
July 21, 1999